CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment to No. 1 to Form S-3 dated November 15, 2016 of Akers Biosciences, Inc. and the related Prospectus included therein, of our report dated April 2, 2018, relating to our audit of the consolidated financial statements of Akers Biosciences, Inc. appearing in the Company’s Annual Report on Form 10-K of Akers Biosciences, Inc. for the year ended December 31, 2017.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

April 2, 2018